Exhibit 10.3

STOCK LOCK UP AGREEMENT

The undersigned, being the principal officers of Gen2Media Corp. (“the Company”) hereby agree as follows:

1.	The Company is in the process of seeking an equity raise of $500,000 from certain potential investors.
2.	In order to induce certain potential investors into participating in the equity offering, the undersigned officers have agreed to a 12 month lock up of most of their shares of stock in the Company.
3.
Each of the undersigned agrees that he or she will not offer any of their shares for sale to any person, publicly or privately for a period of 12 months from the date hereof, nor shall they borrow against or hypothecate said shares, loan them to any third parties, or directly or indirectly transfer said shares in any manner. During this lock up period, none of the undersigned will discuss any potential sale, transfer, assignment, or plan for borrowing against any of their shares, except for in the specific amounts set forth herein.

4.
Notwithstanding this Agreement, each of said officers shall be permitted to sell or transfer, subject to applicable SEC and other rules, up to 10,000 shares each per month, beginning April 1, 2010 for the remainder of this Agreement. This amount shall include all public and private sales, as well as any type of borrowing against or hypothecation of said shares. This amount may be rolled over to future months, in the event the officer chooses to sell less than 10,000 shares in any given month.

5.	The undersigned agree to deliver their certificates to the CFO of the Company who shall cause a restrictive legend to be placed thereupon consistent with the terms hereof.

Wherefore, this Stock Lock Up Agreement been executed by all officers this 19th day of January, 2010.

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Mark Argenti                                                                                              Mary Spio

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Ian McDaniel